EX-99.1

Singular Genomics Reports Recent Highlights and First Quarter 2023 Financial Results

San Diego, CA, May 9, 2023 – Singular Genomics Systems, Inc. (Nasdaq: OMIC), a company leveraging novel next-generation sequencing (NGS) and multiomics technologies to empower researchers and clinicians, today highlighted recent corporate achievements and reported financial results for the first quarter ended March 31, 2023.

“We had a productive first quarter, highlighted by shipping three additional G4 systems to a diverse set of customers,” said Drew Spaventa, Chairman and Chief Executive Officer of Singular Genomics. “The value proposition of the G4 is resonating among our current and potential customers, and we continue to grow our order book and sales funnel. We remain focused on customer success across a growing installed base, commercial and operational execution, and advancing our innovation pipeline.”

First Quarter and Recent Highlights

•
Generated revenue of $863 thousand for the first quarter of 2023.
•
Shipped three G4 systems to new customers in the first quarter of 2023, increasing the installed base of commercial systems shipped to eight as of the end of the first quarter of 2023.
•
On track to release F3 flow cells to our broader customer base in the second quarter of 2023, doubling the number of reads and throughput of the G4 for the most widely run applications.
•
On track to initiate shipments of the Max Read kits under an early access program in the second quarter of 2023, increasing the potential output of the G4 to 800 million reads per flow cell, or 3.2 billion reads per run for specific single cell and spatial sequencing applications.

First Quarter 2023 Financial Results

Revenue for the first quarter of 2023 was $863 thousand, representing sequential growth compared to the fourth quarter of 2022. Revenue during the quarter was recognized primarily from three instrument placements.

Operating expenses for the first quarter of 2023 totaled $25.4 million, compared to $22.0 million for the first quarter of 2022. Operating expenses included non-cash stock-based compensation of $3.1 million for the first quarter of 2023 and $3.6 million for the first quarter of 2022. The year-over-year increase in operating expenses was driven primarily by scaling headcount and infrastructure to support our commercial growth and advancing our product pipeline.

Net loss for the first quarter of 2023 was $23.6 million, or a loss of $0.33 per common share, compared to $22.0 million, or a loss of $0.31 per common share, in the first quarter of 2022.

Cash, cash equivalents and short-term investments, excluding restricted cash, as of March 31, 2023 totaled $226.1 million.

Webcast and Conference Call Details

Singular Genomics’ management team will host a conference call today, May 9, 2023, beginning at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. Investors interested in listening to the conference call may do so by accessing a live and archived webcast of the event at investor.singulargenomics.com, in the Presentations & Events section.

EX-99.1

About Singular Genomics Systems, Inc.

Singular Genomics is a life science technology company that develops next-generation sequencing and multiomics technologies. The commercially available G4 Sequencing Platform is a powerful, highly versatile benchtop genomic sequencer designed to produce fast and accurate results. In development, the PX system leverages Singular’s proprietary sequencing technology, applying it as an in situ readout to look at RNA and proteins in single cells and tissue. With these products, Singular Genomics’ mission is to empower researchers and clinicians to advance science and medicine. Visit www.singulargenomics.com for more information.

Forward-Looking Statements

Certain statements contained in this press release, other than historical information, constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include and are not limited to statements regarding: (i) our ability to successfully manufacture, commercialize and support the G4 in accordance with our timelines, objectives and specifications; (ii) our ability to close sales in our sales funnel; (iii) our ability to release F3 flow cells to our broader customer base on our timeline; (iv) our ability to ship Max Read kits under an early access program on our timeline; (v) our ability to achieve customer and scientific acceptance of the G4; and (vi) quotes of management. Any such forward-looking statements are based on our management’s current expectations and are subject to risks and uncertainties that could cause our actual future results to differ materially from our management’s current expectations or those implied by our forward-looking statements. These risks and uncertainties include and are not limited to the following: (i) we have incurred significant losses since inception, we expect to incur significant losses in the future and we may not be able to generate sufficient revenue to achieve and maintain profitability; (ii) we have very little history manufacturing and commercializing our products or technology; (iii) the life sciences technology market is highly competitive, and if we fail to compete effectively, our business and operating results will suffer; (iv) if we are sued for infringing, misappropriating or otherwise violating intellectual property rights of third parties, such litigation could be costly and time consuming and could prevent or delay us from developing or commercializing our products; (v) if our products fail to achieve early customer and scientific acceptance, we may not be able to achieve broader market acceptance for our products, and our revenues and prospects may be harmed; (vi) we expect to be highly dependent upon revenue generated from the sale of the G4 and planned PX, and any delay or failure by us to successfully manufacture and commercialize the G4 and planned PX could have a substantial adverse effect on our business and results of operations; and (vii) the COVID-19 pandemic, efforts to reduce its spread and recent macroeconomic challenges have adversely impacted, and may materially and adversely impact, our business, operations and product manufacturing and commercialization objectives. These and other risk factors that may affect our future results of operations are identified and described in more detail in our most recent filings on Forms 10-K and 10-Q and in other filings that we make with the SEC from time to time, including our Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 9, 2023. Accordingly, you should not rely on forward-looking statements as predictions of future events or our future performance. Except as required by law, we undertake no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Investor Contact

Matt Clawson

949-370-8500

ir@singulargenomics.com

Media Contact

Dan Budwick, 1AB

973-271-6085

dan@1abmedia.com

EX-99.1

Singular Genomics Systems, Inc.

Statements of Operations

(In thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022

Revenue	$863	$-
Cost of revenue	807	-
Gross margin	56	-
Operating expenses:
Research and development	12,230	10,645
Selling, general and administrative	13,204	11,375
Total operating expenses	25,434	22,020
Loss from operations	(25,378)	(22,020)
Other income (expense):
Interest expense	(259)	(142)
Interest and other income	2,004	156
Total other income	1,745	14
Net loss	$(23,633)	$(22,006)
Net loss per share:
Basic and diluted net loss per share	$(0.33)	$(0.31)
Weighted-average shares used to compute basic and diluted net loss per share	71,926,412	71,011,041

EX-99.1

Singular Genomics Systems, Inc.

Balance Sheets

(In thousands, except share and par value amounts)

	March 31,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$129,283	$74,266
Short-term investments	96,790	170,310
Accounts receivable	14	913
Inventory	17,160	18,221
Prepaid expenses and other current assets	3,224	4,722
Total current assets	246,471	268,432
Right-of-use lease assets	44,873	45,896
Property and equipment, net	11,259	10,784
Restricted cash	1,711	1,711
Other noncurrent assets	1,152	1,152
Total assets	$305,466	$327,975

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,977	$3,099
Accrued expenses	3,353	4,583
Lease liabilities, current	6,952	6,323
Other current liabilities	208	113
Total current liabilities	12,490	14,118
Lease liabilities, noncurrent	41,550	42,456
Long-term debt, net of issuance costs	10,103	10,065
Other noncurrent liabilities	998	1,015
Total liabilities	65,141	67,654
Commitments and contingencies
Stockholders’ equity:
Series A common stock equivalent convertible preferred stock, $0.0001 par value; 7,000 shares authorized, 2,500 shares issued and outstanding at March 31, 2023 and December 31, 2022	-	-
Common stock, $0.0001 par value; 400,000,000 shares authorized, 71,995,966 and 71,854,688 shares outstanding at March 31, 2023 and December 31, 2022, respectively	7	7
Additional paid-in capital	507,117	503,926
Accumulated other comprehensive loss	(391)	(837)
Accumulated deficit	(266,408)	(242,775)
Total stockholders’ equity	240,325	260,321
Total liabilities and stockholders’ equity	$305,466	$327,975